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                                                                Exhibit 10.39(m)


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


         This Amendment No. 2 to Credit Agreement (this "Amendment Agreement") is entered into as of February 1, 1994 by and among URC Holdings Corp. (the "Borrower"), the undersigned lenders (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent").

                              W I T N E S S E T H :

   WHEREAS, Underwriters Re Corporation (the "Old Borrower"), the Lenders and the Agent entered into that certain Credit Agreement dated as of November 16, 1992 (as assigned by the Old Borrower to the Borrower and as amended pursuant to that certain Assignment and Assumption, Waiver and Amendment Agreement dated as of October 7, 1993 among the Old Borrower, the Borrower, the Lenders and the Agent, the "Credit Agreement"); and

   WHEREAS, the Borrower, the Lenders and the Agent have agreed to further amend the Credit Agreement on the terms and conditions herein set forth.

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

   2.1 Article I of the Credit Agreement is hereby amended by (a) deleting the definition of "Applicable ABR Margin", (b) amending the definition of "Applicable Eurodollar Margin" by (i) deleting the chart therein and replacing it with the following:

                                                          Applicable
            Leverage Ratio                            Eurodollar Margin
---------------------------------------               -----------------
Greater than
or Equal to               But less than
-----------               -------------
 .20:1.0                   -------                           1.00%
 .10:1.0                   .20:1.0                            .75%
-------                   .10:1.0                            .50%

and (ii) deleting the references to "1.75%" in the paragraph following such chart and replacing them with "1.00%", and (c) deleting the definition of "Floating Rate" in its entirety and replacing it with the following:

       "Floating Rate" means, for any day, with respect to any Revolving Credit Advance, a rate per annum equal to the Alternate Base Rate for such day.

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and (d) adding the definitions of "Cash Equivalents" and "Statutory Surplus" as follows:

       "Cash Equivalents" means those Investments described in clauses (i) through (iv) of Section 6.16(a) hereof.

       "Statutory Surplus" means the aggregate surplus of the Borrower's Consolidated Insurance Subsidiaries, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, line 26 of the Annual Statement).

   2.2 Article IV of the Credit Agreement is hereby amended as follows:

   (a) Sections 6.28.1 and 6.28.2 are hereby deleted in their entirety and replaced with the following:

       6.28.1. Minimum Tangible Net Worth. At all times after the date hereof (commencing on December 31, 1993), determined as at the end of each calendar quarter, maintain a Consolidated Tangible Net Worth equal to or greater than $150,000,000; provided, that (a) for the purposes of this Section 6.28.1, (i) the amount of the Borrower's "deferred tax" asset will not be included in the determination of Consolidated Tangible Net Worth and (ii) the difference between the "carrying value" of the consolidated invested assets of the Insurance Subsidiaries (as determined according to Agreement Accounting Principles) and the value of such assets determined according to SAP (which difference as of September 30, 1993 was equal to $42,166,503) will not be included in the determination of Consolidated Tangible Net Worth, and (b) the amount of Consolidated Tangible Net Worth required to be maintained shall be adjusted to reflect any changes in the manner of computing same arising out of changes in Agreement Accounting Principles after the date hereof.

       6.28.2. Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, maintain (a) a ratio of (i) Statutory Income computed for the four-quarter period then ended, to (ii) the sum of (A) if positive, (1) the aggregate principal amount of Loans outstanding as of the end of such fiscal quarter minus (2) $100,000,000 minus the aggregate amount of all reductions in the Aggregate Commitment which have occurred on or prior to the end of such fiscal quarter or which are scheduled to occur during the next succeeding four quarters pursuant to Section 2.4(c), plus (B) the aggregate interest expense of the Borrower (calculated using the outstanding principal amount of the Loans or other Indebtedness as of the date of determination and at the interest rate applicable thereto on the last Business Day of the relevant period of calculation), computed for the four-quarter period next succeeding the date of calculation, determined in accordance





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   with Agreement Accounting Principles, plus (C) the aggregate consolidated income taxes paid or payable by the Borrower, computed for the four-quarter period then ended, determined in accordance with Agreement Accounting Principles, of at least 1.5 to 1 and (b) a ratio of (i) the sum of (A) 10% of Statutory Surplus as of the end of such fiscal quarter plus (B) the Borrower's cash and Cash Equivalents to (ii) the amount determined pursuant to clause (a)(ii) above, of at least 1.0 to 1.

   (b) Section 6.29.2 is hereby amended by deleting the words "1.5 to 1" and replacing them with the words "2.0 to 1".

3. Representations and Warranties of the Borrower.

   3.1 The Borrower represents and warrants that the execution, delivery and performance by the Borrower of this Amendment Agreement have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

   3.2 The Borrower hereby certifies that each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof.

4. Reference to and Effect on the Credit Agreement.

   4.1 Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

   4.2 Except as specifically amended and waived above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Borrower in all respects and are hereby ratified and confirmed.

   4.3 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.





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5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

6. CHOICE OF LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment Agreement shall become effective as of the date first above written; provided, that the Agent has received counterparts of this Amendment Agreement duly executed by the Borrower and each Lender.


                           [signature pages to follow]





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   IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

                                        URC HOLDINGS CORP.

                                        By: /s/ Peter Bengelsdorf
                                            ---------------------------------

                                        Title: Chief Financial Officer
                                               ------------------------------



                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                              Individually and as Agent

                                        By: /s/ Marcia Saper
                                            ---------------------------------

                                        Title: Vice President
                                               ------------------------------



                                        THE BANK OF NEW YORK

                                        By: /s/ Stratton R. Heath
                                            ---------------------------------

                                        Title: Assistant Vice President
                                               ------------------------------



                                        CIBC, INC.

                                        By: /s/ Stephen D. Reynolds
                                            ---------------------------------

                                        Title: Vice President
                                               ------------------------------



                                        CREDIT LYONNAIS, NEW YORK BRANCH

                                        By: /s/ William J. Fischer
                                            ---------------------------------

                                        Title: Vice President
                                               ------------------------------



                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA

                                        By: Catherine E. Dolan
                                            ---------------------------------

                                        Title: Vice President
                                               ------------------------------






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                                       MELLON BANK, N.A.

                                       By: /s/ Tim Marchando
                                           ---------------------------------

                                       Title: Officer
                                              ------------------------------



                                       SANWA BANK CALIFORNIA

                                       By: /s/ R. H. Palmer
                                           ---------------------------------

                                       Title: Vice President
                                              ------------------------------



                                       UNION BANK, N.A.

                                       By: /s/ Robert C. Dawson
                                           ---------------------------------

                                       Title: Vice President
                                              ------------------------------






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